Exhibit 99.2
January 29, 2025

Fellow Calix stockholders:

The fourth quarter delivered a strong close to 2024 with revenue growth of 2.6% over the third quarter, representing our second quarter of sequential revenue growth and reflecting the continued strength of our appliance-based platform, cloud and managed services model. Our focus on operational excellence yielded our seventh consecutive quarter of double-digit free cash flow and our 18th consecutive quarter of positive free cash flow, which continued to strengthen our strong balance sheet.

Once again, we delivered record gross margin as our broadband experience provider (BEP) customers continued to gain subscribers through our platform, cloud and managed services and the differentiated experiences they delivered. As a result, remaining performance obligations (RPOs) increased 34% year-over-year and 10% quarter-over-quarter to $325.8 million.

Last quarter, we highlighted that a broadband service provider must choose between remaining a network operator and facing commoditization or becoming a broadband experience provider. In the fourth quarter of 2024, 18 new broadband service providers started their subscriber experience journey with Calix, which expands our footprint for predictable, profitable growth for years to come. We also added 21 new platform, 15 new cloud and 32 new managed service deployments as BEPs expanded with Calix’s offerings.

Entering 2025 with a Solid Foundation to Assist Customers Crossing the Chasm

Our mission remains aligned to those choosing the BEP path as we contribute to their success by enabling their teams to simplify their operations, subscriber engagement and services, innovate for their consumer, business and municipal subscribers and grow their value for members, investors and the communities they serve.

In 2024, the industry acknowledged Calix through a total of 59 distinct awards spanning our culture, technology innovation, sustainability and commitment to customers and partners. Since our last stockholder letter, we received these additional recognitions:

•Resilinc named Calix one of the top 16 most resilient suppliers among 140,000 companies.
•Fortune - 2024 Best Large Company Workplaces for Parents.
•Comparably recognized Calix for best company culture and best CEO.

Calix innovations create differentiation in a competitive broadband market undergoing a multi-decade disruption. Our BEP customers are disrupting legacy network providers by transforming their businesses and leading in their markets with Calix’s end-to-end platform. We will continue to align our strategy and investments to support our customers, which in turn will deliver improved long-term financial performance across four measurable objectives:

•Deliberate revenue growth
•Gross margin expansion
•Disciplined operating expense investment
•Ongoing predictability

As we enter 2025 with a solid foundation, disruption in the broadband industry is hastening and accelerating the opportunity for Calix. Our team remains focused on expanding our footprint, supporting our BEP customers’ subscriber growth, maintaining strong operating discipline and creating a highly sustainable business model, giving us a solid foundation for many years to come.

Fourth Quarter 2024 Financial Results

	GAAP	Non-GAAP	Guidance Non-GAAP [1]
Revenue	$206.1m	$206.1m	$201.0m – $207.0m
Gross margin	55.0%	55.5% [2]	54.5% – 56.5% [1]
Operating expenses	$132.1m	$110.9m [2]	$109.0m – $111.0m [1]
Net income (loss) per diluted common share	($0.27)	$0.08 [2]	$0.04 – $0.10 [1]

[1]	Non-GAAP guidance provided on October 28, 2024.
[2]	Non-GAAP excludes stock-based compensation and intangible asset amortization as well as the income tax impact of these items. See GAAP to non-GAAP reconciliations beginning on page 15.

Revenue, 4Q23 ~ 4Q24
$300.0M
$250.0M
$200.0M
$150.0M
$100.0M
$50.0M
$0.0M
4Q23
1Q24
2Q24
3Q24
4Q24

For the fourth quarter of 2024, revenue was $206.1 million, representing an increase of 2.6% from the prior quarter and a decrease of 22% compared with the same quarter a year ago.

Unlimited Subscriber (formerly Revenue EDGE) and Intelligent Access revenue increased by 9% and 12%, respectively, from the prior quarter on incremental improvements in customer buying patterns, especially from certain medium-sized customers.

Unlimited Subscriber and Intelligent Access revenue decreased 11% and 35%, respectively, compared with the year ago quarter, which we believe was due largely to industry factors: a challenging capital allocation environment, order normalization related to shortened lead times and general customer indecision as they considered or pursued government stimulus.

Remaining Performance Obligations, 4Q23 ~ 4Q24
$350M
$300M
$250M
$200M
$150M
$100M
$50M
$0M
4Q23
1Q24
2Q24
3Q24
4Q24
Current
Long-term

RPOs result from long-term commitments made by our customers and consist mainly of Calix Cloud, managed services, extended warranties and support/maintenance agreements and exclude platform licenses, month-to-month usage-based models and true-ups. These commitments generally have an initial term of three years.

As of the end of the fourth quarter of 2024, our RPOs were $325.8 million, which is an increase of $30.1 million, or 10%, from the prior quarter and an increase of $83.3 million, or 34%, from the same quarter a year ago. Current RPO was $120.7 million, up 10% from $110.1 million at the end of the prior quarter and up 27% from $94.7 million at the end of last year. The increases reflected continued strength as our BEP customers aligned new platform, cloud and managed services contracts with their annual operating plans, reflecting their subscriber growth and their adoption of our platform offerings. We expect RPOs will continue to grow each quarter while the size of the increase may fluctuate.

Platform, Cloud and Managed Services Adoption, 4Q23 ~ 4Q24
(Number of Customers)
1,030
897
387
1,048
913
414
1,065
932
436
1,074
937
459
1,095
952
491
Q423
Q124
Q224
Q324
Q424
Revenue EDGE/Intelligent Access EDGE
Calix Cloud
Managed Services

Expanded customer adoption of our platform, cloud and managed services was again evidenced by an increase in all three metrics compared with the prior quarter. As we have noted previously, our platform, cloud and managed services monetize based on subscriber count, and the growth in subscribers and on-going adoption of our platform, cloud and managed services form the “expand” in our “land and expand” strategy. Over time, we expect the recurring revenue from continued platform, cloud and managed services adoption will drive higher gross margin.

We added 21 new Unlimited Subscriber and/or Intelligent Access deployments in the fourth quarter of 2024. By deploying the Unlimited Subscriber, BEPs can quickly implement and sell managed services, thereby enabling them to improve their average revenue per user at higher margins with the greatest levels of subscriber satisfaction.

In the fourth quarter of 2024, we added 15 new Calix Cloud deployments, which include Engagement Cloud, Operations Cloud and/or Service Cloud. Calix Cloud allows our BEPs to benefit from the power of data-driven insights to drive best-in-class Net Promoter Scores℠.

Our managed services showed continued growth as 32 additional customers began deploying a managed service. We currently offer the following SmartLife™ managed services: SmartHome™ (which includes Wi-FiIQ, CommandIQ®, ProtectIQ® and ExperienceIQ®), Arlo Secure, Bark, SmartBiz™ and SmartTown®.

Revenue by Customer Size, 4Q23 ~ 4Q24
100%
80%
60%
40%
20%
0%
11%
18%
71%
7%
12%
81%
6%
12%
82%
5%
12%
83%
6%
23%
71%
4Q23
1Q24
2Q24
3Q24
4Q24
Small (<250K)
Medium (250K <2.5M)
Large (>2.5M)

As we have discussed previously, technology disruptions start with small customers and eventually work their way up to large customers. However, in 2024, we saw a break in this trend as a few large and medium customers reduced their level of appliance purchases while they reevaluated their priorities and requirements. In the fourth quarter of 2024, there was an uptick in appliance deliveries to these customers as they resumed a more normal level of ordering. As such, revenue from large and medium combined were 29% of total revenue, up from 17% last quarter and consistent with the year ago quarter. In absolute dollars, the large and medium segment grew 79% sequentially, but still decreased by 22% from the year ago quarter. Revenue from small customers accounted for 71% of revenue for the fourth quarter of 2024, down from 83% in the prior quarter and consistent with the year ago quarter. In absolute dollars, this level of revenue also represented decreases of 13% sequentially and 22% compared to the year ago quarter.

U.S. revenue was 90% of revenue for the fourth quarter of 2024, down from 93% in the third quarter of 2024, and down from 94% of revenue for the year ago quarter. U.S. revenue decreased 1% in absolute dollars sequentially and declined 26% compared with the year ago quarter. International revenue was 10% of revenue in the fourth quarter of 2024, up 54% from the prior quarter and up 34% compared with the year ago period, due to increased shipments to Europe. For 2024, international revenue as a percentage of revenue was 8%, down 1% compared to 2023 as overall geographic mix remained relatively constant.

Gross Margin, 4Q23 ~ 4Q24
55.0%
50.0%
45.0%
40.0%
4Q23
1Q24
2Q24
3Q24
4Q24
GAAP GM
Non-GAAP GM

Our GAAP gross margin for the fourth quarter of 2024 was a record 55.0%, an increase of 20 basis points sequentially and 1,220 basis points year-over-year. Included in GAAP gross margin were stock-based compensation and intangible asset amortization. Excluding these items, our non-GAAP gross margin for the fourth quarter of 2024 was also a record 55.5%, representing an increase of 10 basis points sequentially and 1,220 basis points from the year ago period. Last year, we had inventory and component liability charges of 1,080 basis points primarily related to the wind down of our legacy product set. The remaining increase relates to mix as our appliance revenue declined year over year while our platform, cloud and managed services grew. We expect that gross margin will continue to increase each quarter; however, the amount of increase may vary from quarter to quarter.

Operating Expenses, 4Q23 ~ 4Q24
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
4Q23
1Q24
2Q24
3Q24
4Q24
S&M
R&D
G&A
Stock Comp
Litigation Expense

Our GAAP and non-GAAP operating expenses for the fourth quarter of 2024 were $132.1 million and $110.9 million, representing 64% and 54% of revenue, respectively. Sequentially, GAAP operating expenses increased by $11.2 million primarily due to stock-based compensation, ConneXions 2024 (our annual customer and innovation conference) and incentive compensation. Excluding the stock-based compensation, non-GAAP operating expenses increased by $5.5 million from the prior quarter primarily due to expenses related to ConneXions 2024 and incentive compensation. Compared with the year ago quarter, GAAP operating expenses increased by $6.8 million mainly due to stock-based compensation, and non-GAAP operating expenses increased $0.9 million. Non-GAAP sales and marketing investments were 25.4% of revenue, which is above our Target Financial Model range of 18% to 20%. Non-GAAP research and development investments were 35.3% of gross profit, which is above our Target Financial Model of 29%. Non-GAAP general and administrative investments were 8.8% of revenue, which is above our Target Financial Model of 7%. We expect our 2025 operating expense investments to be relatively flat to slightly up with the level of investment in 2024 as we believe 2025 continues to represent an opportunity to grow our footprint and accelerate our platform, cloud and managed services model.

Net Income (Loss), 4Q23 ~ 4Q24
$25M
$20M
$15M
$10M
$5M
$0M
-$5M
-$10M
-$15M
-$20M
4Q23
1Q24
2Q24
3Q24
4Q24
GAAP Net Income (Loss)
Non-GAAP Net Income

Our GAAP net loss of $17.9 million for the fourth quarter of 2024 increased by $14.0 million sequentially and $11.3 million from the year ago period. The year-over-year increase was primarily related to increased stock-based compensation. GAAP net loss for the fourth quarter of 2024 included stock-based compensation of $22.1 million and intangible asset amortization of $0.3 million in addition to the income tax effect for these items of $0.8 million. Excluding these items, our non-GAAP net income for the fourth quarter of 2024 was $5.2 million, a decrease of $3.7 million compared with the prior quarter. The change was mainly due to higher operating expenses related to ConneXions 2024, which occurs in the fourth quarter each year, and an increase in incentive compensation. Non-GAAP net income decreased $1.5 million when compared with $6.7 million from the same quarter last year primarily due to higher income taxes.

Balance Sheet and Cash Flow

Cash Conversion Cycle, 4Q23 ~ 4Q24
170 Days
160 Days
150 Days
140 Days
130 Days
120 Days
110 Days
100 Days
4Q23
1Q24
2Q24
3Q24
4Q24

Our balance sheet remains strong. Our Days Sales Outstanding (DSO) at the end of the fourth quarter 2024 was 36 days, down 3 days from the prior quarter and 8 days from the fourth quarter a year ago. Our Target Financial Model for DSO remains between 35 and 45 days. Inventory turns were 3.1, down from 3.2 in the prior quarter and 3.3 in the fourth quarter a year ago. Inventory turns based on finished good inventory was 4.1, a reduction of 0.2 from the 4.3 turns last quarter. Inventory turns for the fourth quarter of 2024 were within our Target Financial Model of 3 to 4 turns. In the fourth quarter of 2024, our inventory deposits decreased by $4.2 million, bringing our total inventory deposits to $62.6 million. Days payable outstanding (DPO) at the end of 2024 was 21 days, down 6 days from the prior quarter and 10 days from the year ago quarter. Our Target Financial Model for DPO is between 25 and 35 days. Our cash conversion cycle was 133 days compared with 127 days in the prior quarter and 122 days in the same quarter last year. Our Target Financial Model for our cash conversion cycle remains between 100 and 130 days.

Cash Flow, 4Q23 ~ 4Q24
$25M
$20M
$15M
$10M
$5M
$0M
4Q23
1Q24
2Q24
3Q24
4Q24
Operating Cash Flow
Free Cash Flow

We ended 2024 with record cash and investments of $297.1 million, which was a sequential quarterly increase of $9.5 million. The increase was primarily due to positive non-GAAP free cash flow of $10.2 million and proceeds from equity-based employee benefit plans of $6.2 million offset by investments in our common stock of $7.0 million. Compared with the end of 2023, our cash and investments increased by $76.8 million primarily due to positive non-GAAP free cash flow of $50.3 million and proceeds from equity-based employee benefit plans of $31.6 million. These increases were partially offset by investments in our common stock of $10.7 million at an average price of $31.31. At the end of 2024, we had $102.9 million available under our stock repurchase program. We continue to expect both GAAP operating and non-GAAP free cash flow to remain strong due to expected continued non-GAAP profitability and an improving cash conversion cycle.

First Quarter 2025 Guidance

	Guidance Non-GAAP	Guidance Reconciled to GAAP
Revenue	$204.0m – $210.0m	$204.0m – $210.0m
Gross margin	54.5% – 56.5% [1]	54.0% – 56.0%
Operating expenses	$105.5m – $107.5m [1]	$126.5m – $128.5m
Net income (loss) per diluted common share [2]	$0.10 – $0.16 [1]	$(0.11) – $(0.17)

[1]	Non-GAAP excludes stock-based compensation and intangible asset amortization as well as the income tax impact of these items. See GAAP to non-GAAP reconciliation on page 17.
[2]	Based on 69.3 million weighted-average diluted common shares outstanding.

Our guidance for the first quarter of 2025, ending March 29, 2025, reflects our expectations as of the date of this letter.

Our revenue guidance for the first quarter of 2025 is for revenue to be between $204 million and $210 million, slightly up (at the midpoint) from the prior quarter taking into consideration the strength we experienced in the fourth quarter of 2024 and first quarter seasonality.

Our non-GAAP gross margin guidance for the first quarter of 2025 of 55.5% (at the midpoint) would be flat relative to the prior quarter considering product mix in the quarter. For 2025, we currently expect our annual gross margin improvement will be at the low end of our Target Financial Model range of 100 to

200 basis points due to product and customer mix. We expect appliance product mix to continue shifting toward lower margin premises systems and we expect revenue from large and medium customers to increase relative to 2024. In sum, this presents a headwind to the gross margin expansion delivered from the growth in our platform, cloud and managed services.

Our non-GAAP operating expense guidance for the first quarter of 2025 of $106.5 million (at the midpoint) represents a sequential decrease of $4.3 million. Our non-GAAP operating expense for the first quarter of 2025 is higher than our Target Financial Model as a percentage of revenue due to the current revenue outlook. We plan to continue to hold our operating expenses relatively constant until revenue growth returns us back to our Target Financial Model.

We expect our non-GAAP effective tax rate for 2025 will be in a range of 22% to 24%.

Summary

We remain in the early stages in this once-in-a-generation disruption of the broadband industry. Our BEP customers are thriving in this disruptive market as the Calix model enables a simple path to a comprehensive business model that differentiates to win consumer, business and municipal subscribers at an ever-increasing pace. We expect further footprint gains as we continue to convert legacy network operators who are struggling with commoditization, margin declines and slowing growth while Calix-partnered BEPs innovate at a faster and faster pace.

The foundation for our growth continues to be based on three vectors:

•New subscribers: BEP customers leverage our platform, cloud and managed services to differentiate themselves in their markets thereby adding subscribers.
•Existing subscribers: BEP customers adopt additional platform extensions, cloud and managed services, enabling them to reduce their operational costs and grow revenue per subscriber.
•New BEPs: We continue to convert legacy operators into new strategically aligned service providers who recognize that our unique platform, cloud and managed services model enables their teams to transform their business as they simplify their operations, subscriber engagement and services, innovate for their consumer, business and municipal subscribers and grow their value for members, investors and the communities they serve.

With strong demand for our appliances, platform, cloud and managed services, we are confident in our sequential growth, and we are excited by the multi-year outlook for our business. We remain focused on growing our footprint by adding to our BEP customer base and expanding the reach of our platform, cloud and managed services across their subscribers.
We sincerely thank our employees, customers, partners, vendors and stockholders for their continued support.

Sincerely,

Michael Weening President and CEO	Cory Sindelar CFO

Conference Call
In conjunction with this announcement, Calix will host a conference call tomorrow, January 30, 2025 at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time to answer questions regarding our fourth quarter 2024 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix website at http://investor-relations.calix.com.

Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.) ID# 13750852.

The conference call and webcast will include forward-looking information.

Investor Inquiries
Nancy Fazioli
VP, Investor Relations
InvestorRelations@calix.com
(669) 308-3901

About Calix
Calix, Inc. (NYSE: CALX) — Calix is an appliance-based platform, cloud and managed services company. Broadband experience providers (BEP) leverage the Calix broadband platform, cloud and managed services to simplify operations, engagement and service; innovate for their consumer, business and municipal subscribers; and grow their business and the communities they serve.

Our end-to-end platform, cloud and managed services democratize the use of data—enabling our customers of any size to operate efficiently, acquire subscribers and deliver exceptional experiences. Calix is dedicated to driving continuous improvement in partnership with our growing ecosystem to support the transformation of our BEP customers and their communities.

Forward-Looking Statements
Statements made in this stockholder letter and the earnings call referencing the stockholder letter that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, potential customer or market opportunities, growth and future opportunities, customer demand or the sustainability of continued demand, anticipated customer purchase trends, anticipated government funding, programs and proposals, expected customer and product mix or anticipated adoption or deployment of our appliances, platform, cloud or managed services, industry, market and customer trends, opportunities with existing and prospective customers, the timing of BEAD shipments, free cash flow and liquidity, continuation of our stock repurchase program and future financial performance (including the outlook for the first quarter of 2025, full year and future periods and performance against our Target Financial Model). Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to fluctuations in our financial and operating results, the capital spending decisions of our customers, changes and disruptions in the market and industry, availability of capital in the market, potential for growth in our business driven by government funds, changes in and impacts of regulations and/or government sponsored programs, competition, our ability to achieve market acceptance of our appliances, platform, cloud or managed services, our ability to grow our customer base, fluctuations in costs associated with our appliances and services including higher costs, dependence on third-parties for production and resource management associated with our global supply chain that may cause delays in production, inventory write-offs or component liabilities, cost overruns, disruptions in global trade and relations, social unrest and political uncertainties and other unanticipated factors, as well as the risks and uncertainties described in our annual report on Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled “Risk Factors.”

Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Calix assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this stockholder letter to supplement its consolidated financial statements, which are presented in accordance with U.S. GAAP. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP sales and marketing investments, non-GAAP research and development investments, non-GAAP general and administrative investments, non-GAAP effective income tax rate, non-GAAP net income, non-GAAP net income per diluted common share and non-GAAP free cash flow. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude non-cash stock-based compensation, intangible asset amortization, litigation settlement and the impact from changes in income taxes, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this stockholder letter provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this stockholder letter. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Net Promoter®, NPS®, NPS Prism® and the NPS-related emoticons are registered trademarks of Bain & Company, Inc., Satmetrix Systems, Inc. and Fred Reichheld. Net Promoter Score℠ and Net Promoter System℠ are service marks of Bain & Company, Inc., Satmetrix Systems, Inc. and Fred Reichheld.

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenue	$206,124	$264,734	$831,518	$1,039,593
Cost of revenue	92,757	151,488	377,924	521,277
Gross profit	113,367	113,246	453,594	518,316
Operating expenses:
Sales and marketing	59,443	55,747	217,879	214,564
Research and development	45,858	42,295	179,870	177,772
General and administrative	26,816	27,295	98,879	100,395
Total operating expenses	132,117	125,337	496,628	492,731
Operating income (loss)	(18,750)	(12,091)	(43,034)	25,585
Interest income and other expense, net:
Interest income, net	3,466	3,151	12,343	9,704
Other expense, net	(356)	(84)	(955)	(532)
Total interest income and other expense, net	3,110	3,067	11,388	9,172
Income (loss) before income taxes	(15,640)	(9,024)	(31,646)	34,757
Income taxes (benefit)	2,284	(2,425)	(1,899)	5,432
Net income (loss)	$(17,924)	$(6,599)	$(29,747)	$29,325
Net income (loss) per common share:
Basic	$(0.27)	$(0.10)	$(0.45)	$0.44
Diluted	$(0.27)	$(0.10)	$(0.45)	$0.42
Weighted average number of shares used to compute net income (loss) per common share:
Basic	66,399	65,323	65,879	65,980
Diluted	66,399	65,323	65,879	69,320

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$43,162	$63,409
Marketable securities	253,929	156,937
Accounts receivable, net	79,321	126,027
Inventory	102,727	132,985
Prepaid expenses and other current assets	105,596	118,598
Total current assets	584,735	597,956
Property and equipment, net	31,153	29,461
Right-of-use operating leases	6,216	9,262
Deferred tax assets	177,601	167,691
Goodwill	116,175	116,175
Other assets	23,387	21,320
	$939,267	$941,865
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,226	$34,746
Accrued liabilities	84,167	116,227
Deferred revenue	26,750	36,669
Total current liabilities	131,143	187,642
Long-term portion of deferred revenue	20,883	24,864
Operating leases	3,720	7,421
Other long-term liabilities	2,581	2,956
Total liabilities	158,327	222,883
Stockholders’ equity:
Common stock	1,661	1,627
Additional paid-in capital	1,170,017	1,078,393
Accumulated other comprehensive loss	(612)	(659)
Accumulated deficit	(390,126)	(360,379)
Total stockholders’ equity	780,940	718,982
	$939,267	$941,865

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2024	2023
Operating activities:
Net income (loss)	$(29,747)	$29,325
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	70,761	62,771
Depreciation and amortization	19,550	16,631
Deferred income taxes	(9,969)	(662)
Net accretion of available-for-sale securities	(5,286)	(4,199)
Changes in operating assets and liabilities:
Accounts receivable, net	46,706	(32,222)
Inventory	30,258	16,175
Prepaid expenses and other assets	11,167	(60,795)
Accounts payable	(15,138)	(6,369)
Accrued liabilities	(31,926)	37,072
Deferred revenue	(13,900)	2,921
Other long-term liabilities	(4,076)	(4,397)
Net cash provided by operating activities	68,400	56,251
Investing activities:
Purchases of property and equipment	(18,054)	(17,855)
Purchases of marketable securities	(301,677)	(216,193)
Sales of marketable securities	49,902	—
Maturities of marketable securities	160,299	227,803
Net cash used in investing activities	(109,530)	(6,245)
Financing activities:
Proceeds from common stock issuances related to employee benefit plans	31,592	32,149
Repurchases of common stock	(10,695)	(86,397)
Payments related to financing arrangements	—	(11,678)
Net cash provided by (used in) financing activities	20,897	(65,926)
Effect of exchange rate changes on cash and cash equivalents	(14)	256
Net decrease in cash and cash equivalents	(20,247)	(15,664)
Cash and cash equivalents at beginning of year	63,409	79,073
Cash and cash equivalents at end of year	$43,162	$63,409

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Gross Margin
(Unaudited)
	Three Months Ended
	December 31, 2024	September 28, 2024	June 29, 2024	March 30, 2024	December 31, 2023 [1]
GAAP gross margin	55.0%	54.8%	54.3%	54.2%	42.8%
Adjustments to GAAP amount:
Stock-based compensation	0.4	0.3	0.3	0.3	0.2
Intangible asset amortization	0.1	0.3	0.5	0.4	0.3
Non-GAAP gross margin	55.5%	55.4%	55.1%	54.9%	43.3%

[1]	Inventory and component liability charges of 10.8% primarily related to the wind down of our legacy product set were removed from the adjustments to GAAP amounts as originally presented.

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited, in thousands)
	Three Months Ended
	December 31,	Sept. 28,	June 29,	March 30,	December 31,
	2024	2024	2024	2024	2023
GAAP operating expenses:
Sales and marketing	$59,443	$52,301	$52,238	$53,897	$55,747
Research and development	45,858	45,467	44,123	44,422	42,295
General and administrative	26,816	23,175	22,598	26,290	27,295
	132,117	120,943	118,959	124,609	125,337
Stock-based compensation:
Sales and marketing	(7,138)	(4,630)	(4,191)	(4,850)	(3,075)
Research and development	(5,388)	(4,783)	(4,398)	(4,515)	(3,583)
General and administrative	(8,729)	(6,188)	(6,162)	(6,855)	(5,424)
	(21,255)	(15,601)	(14,751)	(16,220)	(12,082)

Litigation settlement – General and administrative	—	—	—	—	(3,250)

Non-GAAP operating expenses:
Sales and marketing	52,305	47,671	48,047	49,047	52,672
Research and development	40,470	40,684	39,725	39,907	38,712
General and administrative	18,087	16,987	16,436	19,435	18,621
	$110,862	$105,342	$104,208	$108,389	$110,005

Calix, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(Unaudited, in thousands)
	Three Months Ended
	December 31,	Sept. 28,	June 29,	March 30,	December 31,
	2024	2024	2024	2024	2023 [1]
GAAP net income (loss)	$(17,924)	$(3,968)	$(7,958)	$103	$(6,599)
Adjustments to GAAP amount:
Stock-based compensation	22,075	16,371	15,458	16,856	12,681
Intangible asset amortization	298	604	956	956	757
Litigation settlement	—	—	—	—	3,250
Income tax effect of non-GAAP adjustments	781	(4,100)	(2,348)	(3,474)	(3,374)
Non-GAAP net income	$5,230	$8,907	$6,108	$14,441	$6,715

[1]
Inventory and component liability charges of $22.7 million (net of taxes) primarily related to the wind down of our legacy product set were removed from the adjustments to GAAP amount as originally presented.

Calix, Inc.
Non-GAAP Free Cash Flow Reconciliation
(Unaudited, in thousands)
	Three Months Ended
	December 31,	Sept. 28,	June 29,	March 30,	December 31,
	2024	2024	2024	2024	2023
Net cash provided by operating activities	$15,363	$15,999	$22,347	$14,691	$14,924
Purchases of property and equipment	(5,149)	(3,244)	(5,952)	(3,709)	(3,972)
Non-GAAP free cash flow	$10,214	$12,755	$16,395	$10,982	$10,952

Calix, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net Income Per Diluted Common Share [1]
(Unaudited)
Three Months Ended December 31, 2024
GAAP net loss per diluted common share	$(0.27)
Adjustments to GAAP amount:
Stock-based compensation	0.32
Intangible asset amortization	0.01
Income tax effect of non-GAAP adjustments	0.02
Non-GAAP net income per diluted common share	$0.08

[1]	Based on 69.0 million weighted-average diluted common shares outstanding.

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Guidance
(Unaudited, dollars in thousands, except per share data)
Three Months Ending March 29, 2025
	GAAP	Stock-Based Compensation	Intangible Asset Amortization	Non-GAAP
Gross margin	54.0% - 56.0%	0.4%	0.1%	54.5% - 56.5%
Operating expenses	$126,500 - $128,500	$(21,000)	$ —	$105,500 - $107,500
Net income (loss) per diluted common share [1]	$(0.17) - $(0.11)	$0.27 [2]	$0.00 [2]	$0.10 - $0.16

[1]	Based on 69.3 million weighted-average diluted common shares outstanding.
[2]	Net of income taxes.